UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 4, 2024

TPT Global Tech, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-222094	81-3903357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 West Broadway, Suite 800, San Diego, CA 92101

(Address of Principal Executive Offices) (Zip Code)

(619) 301-4200

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 4, 2024, the Board of Directors of TPT Global Tech, Inc. (the “Company”), in consultation with management and Sadler, Gibb & Associates, LLC, (“Sadler/Gibb”), the Company’s independent registered public accounting firm, concluded that the Company’s previously issued unaudited condensed consolidated financial statements contained within the Quarterly Reports on Form 10-Q for the quarterly periods September 30, 2023, March 31, 2024 and June 30, 2024 and the Annual Report on Form 10-K for the year ended December 31, 2023 should no longer be relied upon due to errors in such financial statements, and therefore a restatement of these prior financial statements is required. Accordingly, the Company intends to restate the aforementioned financial statements by amending its quarterly reports on Form 10-Q for the quarter ended September 30, 2023, March 31, 2024 and June 30, 2024 and its Form 10-K for the year ended December 31, 2023 as soon as reasonably practicable. The Company expects to file amended quarterly reports on or before December 25, 2024.

EXPLANATION OF WHAT WAS REPORTED

The impact of the restatements on the Company’s financial statements are as follows:

	Form 10Q	Form 10-K	Form 10Q	Form 10Q
	9-30-23	12-31-23	3-31-24	6-30-24
Balance Sheet - Total Liabilities:
As reported	35,243,645	42,233,536	45,353,438	38,549,778
As restated	36,069,992	42,996,167	46,074,773	39,360,718
Statement of Operations - Net income (loss) before non-controlling interests YTD:
As reported	(3,093,608)	(10,401590)	(3,275,788	1,702,292
As restated	(3,919,955)	(11,164,221)	(3,234,492)	1,653,983
Total Stockholders’ Deficit - Balance
As reported	(93,360,733)	(100,378,815)	(103,495,800)	(97,382,007)
As restated	(94,187,080)	(101,141,446)	(104,217,135)	(98,192,947)
Statement of Cash Flows – Net Change in Cash
As reported	(59,630)	(42,176)	(12,385)	(16,702)
As restated	(59,630)	(42,176)	(12,385)	(16,702)
EPS:
As reported	(0.0)	(0.01)	(0.0)	(0.0)
As restated	(0.0)	(0.01)	(0.0)	(0.0)

On July 31, 2023, the Company and Michael Murphy, shareholder and debt holder, entered into a Conversion Shares Purchase Agreement by which Mr. Murphy has agreed to an automatic conversion of his outstanding principal debt, as well as related accrued interest if elected by Mr. Murphy, into shares of the Company’s Series E Preferred Stock or an equity stock that subsequent to the agreement the Company may have issued to any party that has favorable terms to the Series E Preferred Stock, upon the Company’s intended uplist to a major exchange in conjunction with its capital raise through the capital markets.  This principal amount is $3,296,037 as of September 30, 2024.

Recently, it came to the attention of management that the creation of this agreement with Mr. Murphy was actually a modification of the underlying debt that, given the terms, created a derivative liability valued by a third party in the amount of $821,555.  This $821,555 was then accounted for under the restatement of the nine months ended September 30, 2023 as derivative expense and as an increase to the derivative liability balance on the balance sheet.  This effect, and having the increased derivative liability was then accounted for through subsequent periods.

Management has determined that the errors described above do not change management’s previous conclusions regarding the effectiveness of the Company’s disclosure controls and procedures as of September 30, 2023, December 31, 2023, March 31, 2024, and June 30, 2024.  Due to the lack of personnel and outside directors, management concluded that the Company’s disclosure controls and procedures are not effective as of such dates. The Company anticipates that with further resources, the Company will expand both management and the board of directors with additional officers and independent directors in order to provide sufficient disclosure controls and procedures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TPT GLOBAL TECH, INC.

By:	/s/ Stephen J. Thomas, III
Stephen J. Thomas, III,
Title:	Chief Executive Officer

Date: December 5, 2024

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